SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-PORTEC INC

          GABELLI FUNDS, INC.
               THE GABELLI SMALL CAP GROWTH FUND
                                12/01/97           10,000            13.9125
                                12/01/97           27,500            13.9250
          GAMCO INVESTORS, INC.
                                12/15/97              600            13.9653
                                12/08/97            1,000            13.7500

                                12/15/97            3,900            13.9653
                                12/15/97              900            14.0000
                                12/12/97              100            13.7500


















          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NY STOCK EXCHANGE.

          (2) PRICE EXCLUDES COMMISSION.
                                          30